UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2022

SERITAGE GROWTH PROPERTIES

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fifth Avenue, Suite 1530
New York, New York	10110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 355-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares of beneficial interest, par value SRG New York Stock Exchange	SRG	New York Stock Exchange
7.00% Series A cumulative redeemable preferred shares of SRG-PA New York Stock Exchange	SRG-PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into A Material Definitive Agreement

Settlement Agreement

As previously disclosed in Seritage Growth Properties’ (the “Company” or “Seritage”) prior filings with the Securities and Exchange Commission, on April 18, 2019, at the direction of the Restructuring Sub-Committee of the Restructuring Committee of the Board of Directors of Sears Holdings Corporation (“Sears Holdings”), plaintiffs Sears Holdings, Sears, Roebuck & Co., Sears Development Co., Kmart Corporation, and Kmart of Washington, LLC (“the Plaintiffs”) filed a lawsuit (the “Litigation”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) against, among others, Edward S. Lampert, ESL Investments, Inc. and certain of its affiliates and investors, Fairholme Capital Management, L.L.C., certain members of the Sears Holdings board of directors, the Company, Seritage Growth Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), and certain of our affiliates and subsidiaries (the Company, the Operating Partnership, and certain of our affiliates and subsidiaries collectively, the “Seritage Defendants”). The Litigation is dual captioned as In re: Sears Holdings Corporation, et al., Case No. 18-23538 (RDD) and Sears Holdings Corporation et al., v. Lampert et al., Case No. 19-08250 (RDD).

On October 15, 2019, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Modified Second Amended Joint Chapter 11 Plan of Sears Holdings and its affiliated debtors (the “Chapter 11 Plan”). Pursuant to the terms of the Confirmation Order, upon the effective date of the Chapter 11 Plan, a liquidating trust will be formed, and the Litigation will vest in the liquidating trust. The Confirmation Order further provides that, prior to the effective date of the Chapter 11 Plan and the formation of the liquidating trust, the Litigation shall be controlled by five litigation designees selected by Sears Holdings and the Official Committee of Unsecured Creditors’ (the “Creditors’ Committee”). For further information, please refer to the Chapter 11 Plan, Confirmation Order and liquidating trust agreement, each of which has been publicly filed with the Bankruptcy Court, which filings are not incorporated by reference in this Current Report on Form 8-K.

On November 25, 2019, the Creditors’ Committee filed a first amended complaint (the “Amended Complaint”) in the Bankruptcy Court. The Amended Complaint alleges, among other things, that certain transactions undertaken by Sears Holdings since 2011 (including the July 2015 transactions giving rise to Seritage, the execution of the Master Lease with Sears Holdings (the “Original Master Lease”), and the acquisition of real estate from Sears Holdings) constituted actual and/or constructive fraudulent transfers and/or illegal dividends by Sears Holdings and that the real estate acquired by Seritage from Sears Holdings in July 2015 was worth hundreds of millions of dollars more than the purchase price paid. The Litigation seeks as relief, among other things, declaratory relief, avoidance of the allegedly actual and/or constructive fraudulent transfers and either (i) rescission of the transfers of real estate from Sears Holdings to Seritage in 2015 and return of the proceeds of the transactions between Sears Holdings and Seritage, or, in the alternative, (ii) payment by Seritage to Sears Holdings of damages at least equal to the value of the transferred property. On February 21, 2020, the Seritage Defendants filed a partial motion to dismiss seeking dismissal of certain of the claims in the Amended Complaint. Briefing and oral argument on the motions were completed in August 2020, and the parties are awaiting a decision.

On March 15, 2021, the Court consolidated the Litigation with a case captioned Sears Holding Corp. et al. v. Andrew H. Tisch, et al. (the “Shareholder Litigation,” and, together with the Litigation, the “Consolidated Litigation”). The Shareholder Litigation was brought by the Official Committee of Unsecured Creditors of Sears Holdings (the “UCC”) UCC, Sears Holdings Corporation, and Sears, Roebuck and Co., against certain shareholders of Sears Holdings or its related companies. Seritage was not named as a defendant in the Shareholder Litigation, which alleges, among other things, that certain transactions undertaken by Sears Holdings since 2014 (including the July 2015 transactions giving rise to Seritage, the execution of the Original Master Lease with Sears Holdings, and the acquisition of real estate from Sears Holdings) constituted actual and/or constructive fraudulent transfers and/or illegal dividends.

On April 6, 2022, the Court entered an order in the Consolidated Litigation, upon the agreement of the parties thereto, providing for a mediation of the litigation. The parties and the Court extended the mediation several times, through August, and up until the settlement described below was reached.

On August 9, 2022, following the mediation, all of the parties to the Litigation and certain of the parties to the Shareholder Litigation (to which Seritage is not a defendant) entered into a settlement agreement pursuant to which, pending final Court approval, the defendants will pay to the Sears estate $175 million (of which the Seritage Defendants will contribute approximately $35 million) in exchange for dismissal of the Consolidated Litigation and for the full and final satisfaction and release of all claims in the Consolidated Litigation (including, in the case of the Seritage Defendants, any and all claims between the Seritage Defendants and the Sears estate in the Sears bankruptcy proceeding). The settlement is subject to final court approval, following notice and an opportunity for objections (if any) at a hearing currently scheduled for August 31, 2022. As previously disclosed, the Company remains in active litigation with its D&O insurers concerning potential coverage for the Litigation, and any amounts received from the insurers will offset the Seritage Defendants’ approximately $35 million contribution. For more information on the settlement, please see the Settlement Agreement filed as Exhibit 10.1 hereto and incorporated by reference in this Item 1.01 in its entirety.

While the Company believes that the claims against the Seritage Defendants in the Consolidated Litigation are without merit, the Company has entered into the settlement, without admitting any fault or wrongdoing, in order to avoid the continued imposition of legal defense costs, distraction, and the uncertainty and risk inherent in any litigation. If the settlement does not receive final Court approval, the Company intends to defend against the claims in the Consolidated Litigation vigorously.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement, dated August 9, 2022, among the parties to the Litigation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

By:	/s/ Matthew Fernand
Matthew Fernand
Chief Legal Officer

Date: August 15, 2022